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                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-59699 of DI Industries, Inc. on Form S-3 of our report dated March 28, 1995, appearing in the Transition Report on Form 10-K of DI Industries, Inc. for the nine months ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.





DELOITTE & TOUCHE LLP

Houston, Texas

July 26, 1995